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                                                                    EXHIBIT 11.1

                              HOGAN SYSTEMS, INC.

                  WEIGHTED AVERAGE NUMBER OF COMMON SHARES AND
                      COMMON SHARE EQUIVALENTS OUTSTANDING

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
                                                                                  YEAR ENDED MARCH 31,
                                                                       -------------------------------------------
                                                                           1995           1994           1993
                                                                       -------------  -------------  -------------
Shares outstanding at beginning of period............................     14,381,000     14,405,000     14,002,000
Issuance of stock....................................................         10,000        390,000        160,000
Common share equivalents, assuming exercise of stock options.........        409,000        848,000        338,000
Acquisition of treasury stock........................................       --             (343,000)      --
                                                                       -------------  -------------  -------------
Weighted average number of common shares and common share equivalents
 outstanding.........................................................     14,800,000     15,300,000     14,500,000
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
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